Exhibit 10.3

REVOLVING LOAN NOTE

$3,500,000.00	May 12, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned, RICEBRAN TECHNOLOGIES, a California corporation (“Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to FULL CIRCLE CAPITAL CORPORATION, as agent on behalf of the Lenders (as defined in the Agreement referred to herein), and its successors and assigns (“Agent”), for its account, on behalf of Lenders (as defined in the Agreement referred to herein), on the Maturity Date (as defined in the Agreement referred to herein), THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000), as set forth in the Agreement.

Borrower promises to pay interest on the unpaid principal amount hereunder from the date hereof until such principal amount is paid in full, at the interest rates as provided in the Agreement.

Both principal and interest are payable, at such times as are specified in the Agreement, in lawful money of the United States of America and in immediately available funds at Agent’s office at 102 Greenwich Avenue, 2nd Floor, Greenwich, Connecticut 06830, or at such other place as Agent may from time to time designate in writing.

This Revolving Loan Note is the evidence of the Revolving Loan referred to in, and is subject to and is entitled to the benefits of, that certain Loan, Guaranty and Security Agreement, dated as of May 12, 2015 (as same may be amended, restated, amended and restated, supplemented, renewed, extended, replaced, or otherwise modified from time to time, the “Agreement”), by and among Borrower, Agent and Lenders.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Revolving Loan made by Agent, for the benefit of Lenders, to Borrower pursuant to the Agreement may, but is not required to be, endorsed by Agent on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

This Revolving Loan Note shall be governed by and construed in accordance with the substantive laws (other than conflict of law provisions and principles) of the State of New York.

All capitalized terms herein shall have the same meaning as set forth in the Agreement, except as otherwise specifically defined herein.

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Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned Borrower has executed this Revolving Loan Note as of the date set forth above.

RICEBRAN TECHNOLOGIES,
a California corporation

By:	/s/ J. Dale Belt
J. Dale Belt, CFO and Executive Vice President